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                                                                    EXHIBIT 23.3



                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of National Commerce Financial Corporation on Form S-4 and related Prospectus of our report, dated November 17, 2000, appearing in the Annual Report on Form 10-K of SouthBanc Shares, Inc. and Subsidiaries for the year ended September 30, 2000. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus/Registration Statement.


                                         /s/ Elliott Davis, LLP

Greenville, South Carolina
September 13, 2001